Exhibit 4.1

SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

Warren Resources, Inc.
489 Fifth Avenue, 32nd Floor
New York, New York 10017

Gentlemen and Ladies:

     The undersigned desires to invest in Warren Resources, Inc. (the “Company”) on the terms and conditions described in this Subscription And Registration Rights Agreement (this “Subscription Agreement”) and the Company’s Confidential Private Placement Memorandum dated November 10, 2004 (the “Memorandum”). Pursuant to the terms described in the Memorandum and in this Subscription Agreement, the Company is offering to subscribers who are accredited investors up to 3,000,000 (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), 0.25 Class A Warrants, with an entire Class A Warrant entitling its holder to purchase one Common Share at an exercise price of $10.00 per share, and 0.25 Class B Warrants, with an entire Class B Warrant entitling its holder to purchase one Common Share at an exercise price of $12.50 per share. Notwithstanding anything to the contrary in the foregoing, the undersigned acknowledges that 0.25 Class A Warrants equal one-fourth of a Class A Warrant and that 0.25 Class B Warrants equal one-fourth of a Class B Warrant. The Units are offered at the price of $7.00 per Unit (the “Offering Price”) for an aggregate of up to $21,000,000 (the “Offering”).

     The Class A Warrants and Class B Warrants (collectively, the “Warrants”) are exercisable beginning one year after the date of their issuance and ending five years after the date of their issuance. The Warrants will terminate, if not exercised, five years from the date of their issuance. The undersigned shall be entitled to registration rights for the Common Shares, including the Common Shares issuable upon exercise of the Warrants, as further described in this Subscription Agreement. In the event that the Company’s common stock has not commenced public trading within one year after the closing of this Offering, the Company will issue an additional 0.05 Class A Warrants and 0.05 Class B Warrants to the undersigned for each Unit purchased in the Offering by the undersigned.

1.	Subscription

     (a) Subject to and in accordance with the terms and conditions of this Subscription Agreement, the undersigned hereby offers to purchase                     Units. In accordance with the Irrevocable Instruction Letter, incorporated herein as Exhibit A, the undersigned shall cause to be delivered to the Company the full purchase price of $                    (the “Purchase Price”) for the subscription for the Units in the form of a check or wire transfer to the Company. It is understood by the undersigned that the Company reserves the right in its sole discretion to reject all or any part of any subscription. After completion of the Offering, the undersigned will be notified promptly by the Company whether the undersigned’s subscription has been accepted.

     (b) As more fully described in the undersigned’s warrant agreements in connection with the Warrants, the exercise price of each Warrant and the number of Common Shares issuable upon the exercise of a Warrant are subject to adjustment in the event of: (i) any subdivision or combination of the Company’s outstanding Common Shares; or (ii) any distribution by the Company to holders of Common Shares of a stock dividend, or assets (other than cash dividends payable out of retained earnings).

2.	Representations And Warranties Of The Undersigned

     The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

(i)	the undersigned can bear the economic risk of losing the undersigned’s entire investment;

(ii)	the undersigned is acquiring the Units for its own account and not with a view to, or for resale in connection with, a distribution of the Units, or of the Common Shares or Warrants included in the Units, in violation of the Securities Act of 1933, as amended (the “Securities Act”);

(iii)	the undersigned’s overall commitments to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Units will not cause such overall commitments to become excessive;

(iv)	the undersigned’s financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Units to satisfy any existing or contemplated undertaking, need or indebtedness;

(v)	the undersigned has adequate means of providing for the undersigned’s current needs and personal contingencies and has no need for liquidity in the undersigned’s investment in the Units; and

(vi)	the undersigned has sufficient knowledge and experience in business and financial matters to evaluate, and has evaluated, the merits and risks of this investment.

     (b) The address set forth below on the signature page of this Subscription Agreement is the undersigned’s true and correct principal office, and the undersigned has no present intention of relocating its principal office to any other state or jurisdiction.

     (c) The undersigned is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act because the undersigned meets one of the following criteria (if the undersigned is not an “accredited investor”, place an “X” in the following blank:                    ):

(i)	An individual with a net worth, individually or jointly with the undersigned’s spouse, of $1,000,000; or

(ii)	An individual with income in excess of $200,000 in each of the two most recent years, or joint income with the undersigned’s spouse in excess of $300,000 in each of those years, and the undersigned has a reasonable expectation of reaching the same income level in the current year; or

(iii)	An individual who is an officer or director of the Company; or

(iv)	A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

(v)	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D, as promulgated under the Securities Act; or

(vi)	An entity in which all of the equity owners are accredited investors.

     (d) The undersigned confirms that all documents, records and books pertaining to an investment in the Units that have been requested by the undersigned have been made available or delivered to the undersigned. Without limiting the foregoing, the undersigned has reviewed the Memorandum together with the following documents: (a) the Company’s Registration Statement (No. 333-118535) on Form S-1 filed with the SEC on August 25, 2004; (b) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (c) the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004, respectively (the Form 10-Q for the nine months ended September 30, 2004 will be filed with the SEC between November 11, 2004 and November 15, 2004); (d) the Company’s Proxy Statement on Schedule 14A relating to the Company’s Annual Meeting of Stockholders on June 16, 2004; (e) the Company’s Current Reports on Form 8-K dated each of February 11, 2004, August 26, 2004 and August 27, 2004; and (e) any other documents included with the Memorandum, and the undersigned has had the opportunity to discuss the acquisition of the Units with the Company. The undersigned has obtained or been given access to all information concerning the Company that the undersigned has requested. As a result of its review of the Company, including the review of the materials provided to the undersigned, the undersigned understands, among other things, the following: the Company has limited financial resources, has had periods when it has incurred negative cash flow, and has had periods when it has not operated at a profit; and the Company has not concurrently, and may not in the future, receive additional investment funds. The undersigned further represents that the undersigned is cognizant of the operations, financial condition and capitalization of the Company; is cognizant of the intended use of proceeds from this financing; and has available full information concerning the Company’s affairs to evaluate the merits and risks of an investment in the Units.

     (e) The undersigned has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms of an investment in the Units and to receive additional information necessary to verify the accuracy of the information delivered to the undersigned.

     (f) The undersigned understands that the issuance of the Units has not been registered under the Securities Act or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of the Units.

     (g) The undersigned acknowledges that, in making the decision to purchase the Units, it has relied solely upon independent investigations made by it.

     (h) The undersigned has the full right, power and authority to enter into this Subscription Agreement and to carry out and consummate the transactions herein. This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned.

     (i) The undersigned represents that an investment in the Units is a suitable investment for the undersigned.

     (j) The undersigned acknowledges and is aware that the following legend will be imprinted on the certificate(s) representing the Common Shares and the Warrants subscribed to by the undersigned (including those Common Shares exercisable upon exercise of the Warrants):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE ‘RESTRICTED SECURITIES’ AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE COMPANY, INCLUDING AN OPINION OF SELLER’S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.”

     (k) The undersigned acknowledges and is aware of the following, in addition to other information included in the information provided to the undersigned:

(i)	The Units and the securities included in the Units constitute a speculative investment and involve a high degree of risk of loss by the undersigned of the undersigned’s total investment.

(ii)	There are substantial restrictions on the transferability of the Units. The Units, the Common Shares, the Warrants and the Common Shares issuable upon exercise of the Warrants cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the Securities Act, or an exemption from such registration is available and established to the satisfaction of the Company; except as provided in Section 3 below, investors in the Offering have no rights to require that any transfer of the Units be registered under the Securities Act; there is a limited public market for the Company’s Common Shares; and accordingly, the undersigned may have to hold the Units indefinitely; and it may not be possible for the undersigned to liquidate the undersigned’s investment in the Company.

     (l) The undersigned understands and agrees that the Company is relying upon the accuracy, completeness and truth of the undersigned’s representations, warranties, agreements and certifications contained in this Subscription Agreement, in determining the undersigned’s suitability as an investor in the Company and in establishing compliance with federal and state securities laws. The undersigned understands that any incomplete, inaccurate or untruthful response, or the breach of the undersigned’s representations, warranties, agreements or certifications, may result in the undersigned or the Company, or both, being in violation of federal or state securities laws, and any person, including the Company, who suffers damage as a result may have a claim against the undersigned for damages. The undersigned also acknowledges that the undersigned is indemnifying the Company and others for any such losses in accordance with Section 5 of this Subscription Agreement.

     The foregoing representations and warranties are true and accurate in all material respects as of the date hereof and shall survive the delivery of the subscription amount and this completed Subscription Agreement.

3.	Registration Rights

     The Common Shares purchased in connection with the Offering and the Common Shares issuable upon exercise of the Warrants issued in connection with the Offering constitute “Registrable Shares”, which are entitled to the registration rights described below.

     (a) At any time after the earlier to occur of (i) 170 days after the closing of the initial public offering of the Company’s shares of common stock and (ii) one year after the closing of the Offering, a purchaser or purchaser in the Offering may request that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the sale by the undersigned of the Registrable Shares purchased in the Offering by the undersigned. The Company will undertake reasonable best efforts to cause the registration statement to become effective with the SEC as soon as possible after its filing. Notwithstanding the foregoing, the Company shall not be obligated to effect more than one registration covering the sale by the undersigned of the Registrable Shares under this Section 3.

     (b) The Company’s obligations contained in this Section 3 shall be conditioned upon timely receipt by the Company in writing of such information as the Company reasonably may require from the undersigned to be included in the registration statement. Such information shall be provided to the Company in writing within 10 days after the request for that information by the Company.

     (c) All registration expenses incurred by the Company in connection with any registration, qualification or compliance pursuant to this Section 3, including printing expenses, fees and disbursements of the Company’s counsel, and registration and filing fees relating to the sale of the Registrable Shares to be registered on behalf of the undersigned pursuant to this Section 3, shall be borne by the Company. All selling expenses, including commissions, allocable to the sale of the Registrable Shares registered on behalf of the undersigned, and all costs of the undersigned’s legal counsel and other advisors shall be borne by the undersigned.

     (d) In the case of a registration effected by the Company on behalf of the undersigned pursuant to this Section 3, the Company shall keep the undersigned advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will keep such registration continuously effective for a period ending on the earlier to occur of the date: (i) that is two years after the date on which the registration statement becomes effective with the SEC; (ii) on which the undersigned is eligible to sell the Registrable Shares pursuant to Rule 144(k) under the Securities Act, or the successor to such provision; or (iii) on which the undersigned has completed the distribution described in the registration statement relating thereto.

     (e) The Company has previously existing registration rights obligations to holders (the “Preferred Holders”) of its 8% cumulative convertible preferred stock (the “Preferred Stock”) which require the following limitations on the registration rights granted hereunder to the undersigned:

(i)	Commencing six months after the completion of an initial public offering by the Company, the Preferred Holders may request a registration statement covering all or any portion of the common stock received or receivable upon exercise of the Preferred Stock (the “Converted Shares”). No securities other than the Converted Shares may be included in this registration statement without the prior written consent of a majority of the Preferred Holders that requested the registration statement. In addition, from the date of filing of such registration statement and until the withdrawal or abandonment, or until 90 days after the effective date, of that registration statement, the Company cannot file or cause to be effected any other registration of any of its equity securities.

(ii)	Commencing six months after the completion of an initial public offering by the Company, the Preferred Holders of at least 50 percent of the Preferred Stock may request and obtain piggyback rights for Converted Shares on a registration statement filed by the Company. If this registration statement is an underwritten secondary registration, and the managing underwriters advise the Company in writing of their opinion that the number of securities requested to be included in that registration exceeds the number that can be sold in an orderly manner in that offering within a price range acceptable to the Company and the holders of a majority of the Converted Shares requested to be included in such registration, the Company shall include in such registration the Preferred Stock requested to be included and the Registrable Shares acquired in the Offering, pro rata among the holders of all such securities on the basis of the number of securities owned by each such holder.

     (f) In the case of a registration effected by the Company on behalf of the undersigned pursuant to this Section 3, the Company shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the undersigned may reasonably request that allow registration by coordination and to do any and all other acts and things which may be necessary or advisable to enable the undersigned to complete such proposed sale or other distribution by the undersigned of Registrable Shares in any such jurisdiction; provided however, that in no event shall the Company be obligated to register or qualify under the blue sky laws of any state in which the Common Stock of the Company currently is not qualified for resale, or be obligated to register or qualify the securities in any jurisdiction which would require the Company to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

     (g) The Company shall prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares; shall furnish to the undersigned such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company) as the undersigned may reasonably request in order to facilitate the disposition of the Registrable Shares; shall notify the undersigned at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act; shall immediately notify the undersigned of the happening of any event as a result of which the prospectus included in or relating to such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to the undersigned) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the undersigned will not offer or sell Registrable Shares under the registration statement until the Company has notified the undersigned that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the undersigned (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare a prospectus amendment or supplement as above provided and deliver copies of same as above provided).

     (h) To the fullest extent permitted by law, the Company will indemnify and hold harmless the undersigned, each officer, director, fiduciary, employee, member, general partner and limited partner (and affiliates thereof) of the undersigned, each broker or other person acting on behalf of the undersigned and each person, if any, who controls the undersigned within the meaning of the Securities Act, against any loss, claim, damage or liability (or action in respect thereof) to which the undersigned may become subject, under the Securities Act, or otherwise, insofar as any such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue statement or alleged untrue statement of any material facts contained in the registration statement, any prospectus contained in the registration statement, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or arises out of the failure of any representations or warranties of the Company contained herein to be true and correct and the Company will reimburse on demand the undersigned, such broker or other person acting on behalf of the undersigned or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing provisions of this paragraph, the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the undersigned or any agent or other representative of the undersigned. If the indemnification provided for in this Section 3 from the indemnifying party is applicable by its terms but unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     (i) The undersigned will indemnify and hold harmless the Company and any underwriter (as defined in the Securities Act) for the Company and each person, if any, who controls the Company or such underwriter against any loss, claim, damage or liability (or action in respect thereof) to which the Company or such underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as any such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the undersigned or any agent or other representative of the undersigned or other representative of the undersigned for use in the registration statement.

4.	Public Trading of Common Stock

     In the event that the Company’s common stock has not commenced public trading within one year after the closing of the Offering, the Company will issue an additional 0.05 Class A Warrants and 0.05 Class B Warrants to each purchaser for each Unit purchased in this Offering by that purchaser.

5.	Indemnification

Both the Company and the undersigned acknowledge and understand the meaning and legal consequences of the representations, warranties, agreements and certifications contained above, and the Company and the undersigned hereby agree to indemnify and hold harmless the other party (including, without limitation, its respective managers, officers, directors, representatives and agents) from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, agreement or certification, or the inaccuracy of any statement, of the Company or the undersigned, as the case may be, contained in this Subscription Agreement or any other document submitted by the Company or the undersigned in connection with the undersigned’s subscription for the Units. The foregoing notwithstanding, nothing in this Subscription Agreement, including the representations, warranties, agreements and certifications contained above, shall be deemed to constitute a waiver of any rights that the undersigned may have under the Securities Act and other federal and state securities laws.

6.	Miscellaneous

     (a) This Subscription Agreement may be executed in one or more counterparts all of which taken together shall constitute a single instrument.

     (b) This Subscription Agreement shall be governed and construed as binding upon the parties hereto, and their respective successors, and no other person shall have any right or obligation hereunder. This subscription shall be irrevocable, and may not be assigned by the undersigned. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

     (c) This Subscription Agreement, including Exhibit A hereto, constitutes the entire agreement between the undersigned and the Company with respect to the subject matter of this Subscription Agreement and supersedes all prior and contemporaneous agreements between the undersigned and the Company with respect to the subject matter of this Subscription Agreement.

     (d) This Subscription Agreement will be construed and enforced in accordance with and governed by the laws of the State of Maryland, except for matters arising under the Securities Act, without reference to principles of conflicts of law.

     With such full understandings and acknowledgements, the undersigned does hereby affirm the undersigned’s subscription to the purchase of the Units being offered by the Company as described herein and in the Memorandum. The undersigned does further acknowledge the undersigned’s understandings of all the terms and provisions of this Subscription Agreement and, upon acceptance of this Subscription Agreement by the Company, agrees to be bound by all the terms and conditions of this Subscription Agreement.

[continued on signature page]

SIGNATURE PAGE FOR INDIVIDUALS

Please complete the following:

Date:

Exact Name in Which Title is to be Held

Signature	Signature of Co-Owner

Print Name	Print Name of Co-Owner

Social Security Number or Tax	Social Security Number or Tax

Address

City, State, Postal or Zip Code, Country

STATE OF	)
	)	ss.
COUNTY OF	)

     On this       day of                    , 2004, before me personally appeared                                       , who being duly sworn by me, acknowledged that (s)he executed the foregoing instrument for the uses and purposes therein stated.

     My commission expires:

Notary Public	Address

     • If the Securities are to be held in joint tenancy or as tenants in common, both persons must sign above and please indicate the manner in which the Securities are to be held:

Tenants in Common	Joint Tenants

     This subscription is accepted by Warren Resources, Inc. on this       day of                    , 2004.

WARREN RESOURCES, INC.

By:

Name:

Title:

SIGNATURE PAGE FOR ENTITIES

Date:

Printed Name of Entity

By:

Signature

Printed Name and Title

Address

City, State, Postal or Zip Code, Country

Tax Identification Number

STATE OF	)

	)	ss.
COUNTY OF	)

     On this       day of                    , 2004, before me personally appeared                                       , who being duly sworn by me, acknowledged that (s)he executed the foregoing instrument in the name of said entity, that (s)he had the authority to execute the same, and that (s)he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires:

Notary Public	Address

     This subscription is accepted by Warren Resources, Inc. on this       day of                    , 2004.

WARREN RESOURCES, INC.

By:

Name:

Title: